Exhibit 10.2

Execution Version

Trinity Place Holdings Inc.

Warrant Agreement

Dated as of December 19, 2019

Warrants to Purchase Shares of Common Stock

This WARRANT AGREEMENT (this “Agreement”), dated as of the date first written above, among Trinity Place Holdings Inc., a Delaware corporation (together with its successors and assigns, the “Company”) and TPHS Lender LLC (together with its successors and assigns, the “Purchaser”). Capitalized terms used herein but not otherwise defined shall have the meaning specified in Section 5.1 hereof.

RECITALS

WHEREAS, in accordance with the terms of that certain Credit Agreement (as in effect from time to time, the “Credit Agreement”), dated as of the date hereof, among the Company and the Purchaser and the other parties thereto, the Purchaser has agreed to acquire from the Company, and the Company has agreed to issue to the Purchaser, a warrant to purchase, in the aggregate, 7,179,000 shares of the Company’s Common Stock (“Common Stock”), par value $0.01 per share, currently tradable on the NYSE American stock exchange under the ticker symbol “TPHS” (such initial warrant, together with any additional warrants issued pursuant to the terms of this Agreement in connection with any partial or complete transfer or division of the initial warrant or any such additional warrants, collectively, “Warrants”); and

WHEREAS, the Company and the Purchaser wish to enter into this Agreement to govern the terms of the Warrants.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

1.            FORM, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES.

1.1           Form of Warrant Certificates.

The Warrant Certificates shall be in the form set forth in Annex 1 hereto. The Warrant Certificates may have such letters, numbers or other marks of identification or designation as may be required to comply with any law or with any rule or regulation of any governmental authority, stock exchange or self-regulatory organization made pursuant thereto (“Law”). Each Warrant Certificate shall be dated the date of issuance thereof by the Company, either upon initial issuance or upon transfer or exchange. Each Warrant Certificate shall represent the right to purchase the number of shares of Common Stock set forth in such Warrant Certificate at a price per share of Common Stock equal to the Exercise Price; provided, that the number of shares of Common Stock issuable upon exercise of the Warrants and the Exercise Price thereof shall be subject to adjustment as provided herein.

1.2           Execution of Warrant Certificates; Registration Books.

(a)          Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by an officer of the Company authorized by the Board of Directors. In case the officer of the Company who shall have signed any Warrant Certificate shall cease to be such an officer of the Company before issuance and delivery by the Company of such Warrant Certificate, such Warrant Certificate nevertheless may be issued and delivered with the same force and effect as though the individual who signed such Warrant Certificate had not ceased to be such an officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

(b)          Registration Books. The Company will keep or cause to be kept at its office, maintained at the address of the Company referenced in Section 7.5, at the Company’s transfer agent, or at such other office of the Company of which the Company shall have given notice to each holder of Warrant Certificates, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the registration number and date of each of the Warrant Certificates and the Denomination thereof.

1.3           Transfer, Split Up, Combination and Exchange of Warrant Certificates; Lost or Stolen Warrant Certificates.

(a)             Transfer, Split Up, etc.

(i)          Transfer. Subject to compliance with the Securities Act and any applicable state securities laws, any Warrant Certificate (or portion thereof) may be transferred, with or without other Warrant Certificates, to any Person in exchange for a Warrant Certificate or Warrant Certificates representing a right to purchase the number of shares of Common Stock, in the aggregate, which the holder of the surrendered Warrant Certificate (or portion thereof) or Warrant Certificates shall have been entitled to purchase thereby. Any registered holder desiring to transfer any Warrant Certificate shall make such request in writing delivered to the Company, which request shall include the identity of the Transferee and the aggregate Denomination of Warrants to be transferred, and shall surrender the Warrant Certificate or Warrant Certificates (or portions thereof) to be transferred at the office of the Company referenced in Section 7.5, whereupon the Company shall deliver promptly to such Transferee a Warrant Certificate or Warrant Certificates, as the case may be, as so requested, which Warrant Certificate or Warrant Certificates shall evidence, collectively, the same aggregate Denomination of Warrants as the Warrant Certificate or Warrant Certificates (or portions thereof) so surrendered for transfer and shall issue a new Warrant Certificate to the transferor representing the Warrants retained by the Transferor if such transfer involved less than the entire Denomination of Warrants held by such Transferor. For the avoidance of doubt, subject only to compliance with the procedural requirements set forth in this Agreement and with the requirements of applicable law, each Warrant Certificate shall be freely transferable, in whole or in part, by the registered holder thereof without requiring any consent from or approval by the Company or any other Person.

(ii)         Split Up, Combination, Exchange, etc. Any Warrant Certificate, with or without other Warrant Certificates, may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, in an aggregate like Denomination as the Warrant Certificate or Warrant Certificates surrendered then entitle such registered holder to purchase. Any registered holder desiring to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender the Warrant Certificate or Warrant Certificates to be split up, combined or exchanged at the office of the Company referenced in Section 7.5, whereupon the Company shall deliver promptly to such registered holder a Warrant Certificate or Warrant Certificates, as the case may be, as so requested, which Warrant Certificate or Warrant Certificates shall evidence, collectively, the same aggregate Denomination as the Warrant Certificate or Warrant Certificates so surrendered for split-up, combination or exchange.

(b)             Loss, Theft, etc. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of, and the loss, theft, destruction or mutilation of, any Warrant Certificate, and:

(i)          in the case of loss, theft or destruction, an affidavit of loss, together with a customary and reasonable indemnity reasonably satisfactory to the Company; or

(ii)         in the case of mutilation, upon surrender and cancellation thereof;

the Company at its own expense will execute and deliver, in lieu thereof, a new Warrant Certificate, dated the date of such lost, stolen, destroyed or mutilated Warrant Certificate and of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate and evidencing the same Denomination as the Warrant Certificate so lost, stolen, destroyed or mutilated.

1.4           Subsequent Issuance of Warrant Certificates.

Subsequent to the original issuance, no Warrant Certificates shall be issued except:

(a)          Warrant Certificates issued upon any transfer, combination, split up or exchange of Warrants pursuant to Section 1.3(a);

(b)          Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 1.3(b);

(c)          Warrant Certificates issued pursuant to Section 2.3 upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant Certificate; and

(d)          Warrant Certificates to reflect any adjustments pursuant to Section 4.

1.5           Effect of Issuance in Registered Form.

Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and with every other holder of a Warrant Certificate that:

(a)          the Warrant Certificates are transferable only on the registry books of the Company if and when surrendered at the office of the Company referenced in Section 7.5, duly endorsed or accompanied by an instrument of transfer (in the form attached thereto) and payment of any applicable transfer, stamp or issue tax (a “Tax”); and

(b)          the Company may deem and treat the Person in whose name each Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

2.            EXERCISE OF WARRANTS; PAYMENT OF EXERCISE PRICE.

2.1           Exercise of Warrants.

(a)          Manner of Exercise. At any time and from time to time prior to the Expiration Time, the holder of any Warrant Certificate may exercise the Warrants evidenced thereby, in whole or in any part, by surrender to the Company, at its office referenced in Section 7.5, of such Warrant Certificate, together with a duly executed election to purchase (a form of which is attached to each Warrant Certificate) and payment of the Exercise Price for each share of Common Stock with respect to which the Warrants are then being exercised and an amount equal to any applicable Tax (if not payable by the Company as provided in Section 3.3). Such Exercise Price shall be payable in cash or by withholding of shares of Common Stock into which the Warrants are being exercised pursuant to Section 2.1(b). Notwithstanding the foregoing or anything to the contrary herein, the exercise of Warrants shall be subject to Section 2.7 of this Agreement (Beneficial Ownership Limitation).

(b)          Payment in Cash or by Withholding of Common Stock. Upon exercise of any Warrants, the holder of a Warrant Certificate may pay the Exercise Price by either (i) certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to the account of the Company designated in writing by the Company or (ii) instructing the Company to withhold that number of shares of Common Stock (or fraction thereof) then issuable upon such exercise with an aggregate Market Price as of such exercise date equal to the aggregate Exercise Price. The Company acknowledges that the provisions of this clause are intended, in part, to ensure that a full or partial exchange of a Warrant Certificate will qualify as a conversion, within the meaning of paragraph (d)(3)(ii) of Rule 144 under the Securities Act.

(c)          Fractional shares of Common Stock. The Company may, in accordance with Section 2.6, pay the exercising holder cash in lieu of issuing a fractional share in connection with an exercise of Warrants; provided that, if it does not issue a fractional share in such circumstances, it will make such cash payment.

2.2           Issuance of Common Stock.

Upon timely receipt of a Warrant Certificate, accompanied by the form of election to purchase duly executed, and payment of the Exercise Price for each of the shares of the Common Stock to be purchased and by an amount equal to any applicable Tax (if not payable by the Company as provided in Section 3.3), the Company shall thereupon promptly cause certificates representing the number of whole shares of Common Stock then being purchased, to be delivered to or upon the order of the holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and, promptly after such receipt deliver the cash, if any, to be paid in lieu of fractional shares pursuant to Section 2.6 to or upon the order of the holder of such Warrant Certificate.

2.3           Unexercised Warrants.

In the event that the holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing a Denomination equal to the number of unexercised Warrants represented by such surrendered Warrant Certificate shall be issued by the Company to the holder of such Warrant Certificate or to its duly authorized assigns.

2.4           Cancellation and Destruction of Warrant Certificates.

All Warrant Certificates surrendered to the Company for the purpose of exercise, payment of the Exercise Price, exchange, substitution or transfer shall be cancelled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall cancel and retire any other Warrant Certificates purchased or acquired by the Company.

2.5           Expiration.

All Warrants that have not been exercised or purchased in accordance with the provisions of this Agreement shall expire and all rights of holders of such Warrants hereunder shall terminate and cease at the Expiration Time.

2.6           Fractional shares of Common Stock.

The Company shall not be required to issue fractional shares of Common Stock upon the exercise of any Warrant. If fractional shares are not issued upon the exercise of any Warrant, there shall be paid to the holder thereof, in lieu of any fractional share of Common Stock resulting therefrom, an amount of cash equal to the product of: (a) the fractional amount of such share of Common Stock; and (b) the Market Price, as determined on the trading day immediately prior to the date of exercise of such Warrant.

2.7           Beneficial Ownership Limitation.

(a)          Notwithstanding anything to the contrary contained in this Agreement, the Company shall not effect the exercise of any portion of the Warrants, and the Purchaser shall not have the right to exercise any portion of the Warrants, pursuant to the terms and conditions of the Warrants, and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Purchaser together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

(b)          For purposes of Section 2.7(a) of this Agreement, the aggregate number of shares of Common Stock which the Purchaser and the other Attribution Parties “beneficially own” shall include the number of shares of Common Stock held by the Purchaser and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the Warrants with respect to which the determination of such Section 2.7(a) is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (1) exercise of the remaining, unexercised portion of the Warrants beneficially owned by the Purchaser or any of the other Attribution Parties and (2) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including any other Warrants) beneficially owned by the Purchaser or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2.7. For purposes of this Section 2.7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged that the Company is not responsible for calculating the beneficial ownership of the Purchaser and its Attribution Parties or the number or existence of Reduction Shares or Excess Shares, each as defined below. For purposes of this Agreement, in determining the number of outstanding shares of Common Stock the Purchaser may acquire upon the exercise of a Warrant without exceeding the Maximum Percentage, the Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the U.S. Securities and Exchange Commission (“SEC”), as the case may be, (B) a more recent public announcement by the Company or (C) any other written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Purchaser at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (x) notify the Purchaser in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Purchaser’s beneficial ownership, as determined pursuant to this Section 2.7, to exceed the Maximum Percentage, the Purchaser shall notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (y) as soon as reasonably practicable, the Company shall return to the Purchaser any exercise price paid by the Purchaser for the Reduction Shares. For any reason at any time, upon the written or oral request of the Purchaser, the Company shall within one (1) Business Day confirm orally and by electronic mail to the Purchaser the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Warrant, by the Purchaser and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Purchaser upon exercise of a Warrant results in the Purchaser and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the Purchaser shall notify the Company of the number of shares so issued by which the Purchaser’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”), the Excess Shares shall be deemed null and void and shall be cancelled ab initio, and the Purchaser shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Purchaser the exercise price paid by the Purchaser for the Excess Shares and a Warrant Certificate representing such Excess Shares. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of a Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Purchaser for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to exercise a Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.7 to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 2.7 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor Transferee of any Warrant.

(c)          Notwithstanding anything to the contrary contained in this Agreement, the Company shall not effect the exercise of any portion of the Warrants, and the Purchaser shall not have the right to exercise any portion of the Warrants, pursuant to the terms and conditions of the Warrants, and any such exercise shall be null and void and treated as if never made, to the extent that (1) such exercise would result in the issuance of more than 19.9% of the shares of issued and outstanding Common Stock on the date hereof (prior to giving effect to the issuance of Warrants under this Agreement) and (2) such issuance would require the vote of the holders of Common Stock pursuant to the listing standards of any applicable Exchange (as defined below).

3.          AGREEMENTS OF THE COMPANY.

3.1       Reservation of Common Stock.

The Company covenants and agrees that at all times such number of shares of Common Stock as will be sufficient to permit the exercise in full of all Warrants issued hereunder into Common Stock shall be reserved and kept available out of its authorized and unissued shares of treasury shares of Common Stock.

3.2      Common Stock to be Duly Authorized and Issued, Fully Paid and Nonassessable, etc.; Compliance with Law

The Company covenants and agrees that all shares of Common Stock delivered upon the exercise of any Warrant and the payment of the Exercise Price pursuant to Section 2.1 (in each case, at the time of delivery of the certificates representing such shares of Common Stock) shall (a) be duly and validly authorized and issued and fully paid and nonassessable, free of any preemptive rights in favor of any Person in respect of such issuance and free of any security interest, pledge, mortgage, lien, charge or other encumbrance created by, or arising out of actions of, the Company, in each case other than (i) resulting from the actions and circumstances of the holder of such shares of Common Stock, (ii) to the extent imposed by applicable laws or (iii) in the Company’s organizational documents and (b) be issued without violation of any applicable Law.

3.3      Taxes.

The Company covenants and agrees that it will pay when due and payable any and all Taxes and charges that may be payable in respect of the initial issuance or delivery of:

(a)          each Warrant Certificate;

(b)          each Warrant Certificate issued in exchange for any other Warrant Certificate pursuant to Section 1.3, Section 2.3 or Section 4; and

(c)          each share of Common Stock issued upon the exercise of any Warrant.

The Company shall not, however, be required to:

(i)          pay any Tax that may be payable in respect of the transfer or delivery of Warrant Certificates in a name other than that of the holder of the Warrant Certificate surrendered for exercise, conversion, transfer or exchange (any such Tax being payable by the holder of such certificate at the time of surrender);

(ii)       pay any income or similar Tax payable upon the receipt, transfer, conversion or exchange of any Warrant Certificate or Warrant; or

(iii)         issue or deliver any such certificates referred to in the foregoing clauses (i) and (ii) until any such Tax referred to in the foregoing clauses (i) and (ii) shall have been paid.

3.4       Common Stock Ownership Record Date.

Each Person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificates (if any) shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered with an election to purchase attached thereto duly executed and payment of the aggregate Exercise Price (and any applicable Taxes, if payable by such Person) was made.

3.5       Rights in Respect of Common Stock.

Prior to the exercise of the Warrants evidenced thereby, the holder of a Warrant Certificate shall not be entitled to any rights of a stockholder of the Company with respect to the Common Stock into which the Warrants shall be exercisable, including, without limitation, the right to vote in respect of any matter upon which the holders of Common Stock may vote, the right to receive any distributions of cash or property and, except as expressly set forth herein, the right to receive any notice of any proceedings of the Company. Prior to the exercise of the Warrants evidenced thereby, the holders of the Warrant Certificates shall not have as such any obligation in respect of any assessment or any other obligation or liability as a stockholder of the Company, whether such obligations or liabilities are asserted by the Company or by creditors of the Company.

4.          ANTI-DILUTION ADJUSTMENTS.

4.1       Adjustments.

The number of shares of Common Stock purchasable upon the exercise of each Warrant, and the Exercise Price, shall be subject to adjustment as set forth in this Section 4.

4.2       Stock Splits, Subdivisions, Reclassifications or Combinations.

If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the Denomination of Common Stock issuable upon exercise of any Warrants at the time of the record date for such dividend or effective date of such split, reverse split, subdivision, combination or reclassification shall be proportionately adjusted so that the holder of such Warrants after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to such Warrants after such date had such Warrants been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the effective date of such split, reverse split, subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the Denomination before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, reverse split, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of shares of Common Stock issuable upon exercise of such Warrants determined pursuant to the immediately preceding sentence; provided that the Exercise Price shall not be adjusted to be less than the par value of the Common Stock.

4.3       Price-Based Anti-Dilution

(a)          Without duplication of the adjustments set forth in Sections 4.2 or 4.4, if the Company shall issue or sell any shares of Common Stock (as actually issued or, pursuant to Section 4.3(b), deemed to be issued) for a consideration per share less than the Market Price per share immediately prior to such issuance or sale, or if earlier, upon the execution of the definitive documentation with respect to such issuance or sale (the “Effective Time”), then the Denomination of any Warrant Certificate issuable upon exercise of any Warrants shall remain the same and immediately upon the Effective Time the Exercise Price shall be decreased by dividing the Exercise Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock actually outstanding immediately prior to the Effective Time plus the number of shares of Common Stock so issued or sold, and (ii) the denominator of which shall be the number of shares of Common Stock actually outstanding immediately prior to the Effective Time plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of shares of Common Stock so issued or sold would purchase if such shares were sold at the greater of the Market Price or the Exercise Price. For the purposes of this Section 4.3(a), none of the following issuances shall be considered the issuance or sale of Common Stock:

(i)         the issuance of Common Stock (i) upon the conversion or exercise of any then-outstanding Common Stock Equivalents, (ii) to Persons in connection with joint ventures, strategic alliances, lending or other commercial relationships with such Person relating to the operation of the Company’s business and not for the primary purpose of raising equity capital (including the potential issuance of shares of Common Stock to the Company’s joint venture partner in connection with the acquisition of 250 North 10th Street, Williamsburg, Brooklyn (such joint venture, the “250 North 10th JV”)), in connection with Business Combinations, or transactions in which the Company, directly or indirectly, acquires another business or the assets thereof or (iii) in an offering for cash for the account of the Company that is either a rights offering made available to all holders of the Common Stock or underwritten on a firm commitment basis and is registered with the SEC;

(ii)        the issuance of any Common Stock or Common Stock Equivalents for which the adjustment provided in Section 4.2 applies upon exercise of Warrants; or

(iii) the issuance of shares of Common Stock or Common Stock Equivalents to employees or directors of either the Company or any Company subsidiary that is approved by, including pursuant to a plan approved by, the Board of Directors.

(b)            For the purposes of Section 4.3(a), the following subparagraphs (i) to (iii), inclusive, shall also be applicable:

(i)          If the Company shall grant any rights to subscribe for, or any rights or options to purchase, Common Stock Equivalents, whether or not such rights or options or the right to convert or exchange any such Common Stock Equivalents are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Common Stock Equivalents (determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Common Stock Equivalents, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Common Stock Equivalents and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Common Stock Equivalents issuable upon the exercise of such rights or options) shall be less than the Market Price per share of Common Stock immediately prior to the time of the granting of such rights or options, or, if earlier, the execution of definitive documentation with respect to such grant, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Common Stock Equivalents issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share; provided that no further adjustment of the conversion price pursuant to this Section 4.3(b)(i) shall be made (i) upon the actual issuance or sale of such Common Stock Equivalents upon the exercise of any rights to subscribe for, or any rights or options to purchase, such Common Stock Equivalents or (ii) upon the actual issuance or sale of such Common Stock upon the exercise of any such Common Stock Equivalents, including without limitation, in each case of clauses (i) and (ii) with respect to shares of Common Stock Equivalents or Common Stock issued or issuable as a result of the effect of antidilution adjustments under any such security.

(ii)         If the Company shall issue or sell any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Common Stock Equivalents) shall be less than the Market Price per share of Common Stock immediately prior to the Effective Time, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of such Common Stock Equivalents shall (as of the date of the issue or sale of such Common Stock Equivalents) be deemed to be outstanding and to have been issued for such price per share, provided that no further adjustment of the conversion price pursuant to this Section 4.3(b)(ii) shall be made upon the actual issuance or sale of such Common Stock upon the exercise of any such Common Stock Equivalents, including without limitation, in each case with respect to shares of Common Stock issued or issuable as a result of the effect of antidilution adjustments under any such security.

(iii)        In case at any time any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any such Common Stock or Common Stock Equivalents shall be issued or sold for cash to a non-Affiliate of the Company (or to an Affiliate of the Company in a transaction in which non-Affiliates of the Company also participated and led negotiations with respect to such transaction), the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any such Common Stock or Common Stock Equivalents shall be issued or sold (x) to an Affiliate of the Company for cash in a transaction that does not meet the criteria of the preceding sentence, or (y) for a consideration other than or in addition to cash, the Fair Market Value of the shares of Common Stock or Common Stock Equivalents issued or sold by the Company (in the case of clause (y), to the extent the consideration received therefor was other than cash), shall be deemed to be the amount received by the Company therefor.

4.4       Other Distributions.

In case the Company shall (x) fix a record date for the making of a dividend or distribution to holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding dividends of its Common Stock and other dividends or distributions referred to in Section 4.2) or (y) purchase any shares of its Common Stock above the Market Price per share of Common Stock (other than (i) purchases from employees in connection with the payment of withholding taxes and (ii) dividends, distributions and purchases permitted by the Credit Agreement), in each such case, the Exercise Price in effect prior to such record date shall be reduced by, as applicable, (x) the amount of such dividend or distribution (which amount, in the case of a non-cash dividend or distribution, shall be the Fair Market Value of the non-cash property which is the subject of such dividend or distribution) on a per share basis or (y) the aggregate consideration for such purchased shares of Common Stock divided by the number of shares of Common Stock outstanding immediately prior to giving effect to such purchase. In the event that any such dividend or distribution is not so made, the Exercise Price and the Denomination then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to make such dividend or distribution, as the case may be, to the Exercise Price that would then be in effect and the number of shares of Common Stock that would then be issuable upon exercise of such Warrants if such record date had not been fixed.

4.5       Change of Control.

Upon the occurrence of a Change of Control, all Warrants then outstanding shall be automatically converted into the right to receive the difference between (x) that portion of the consideration in the Change of Control that the holder would have received if the holder exercised the Warrant immediately prior to such Change of Control and (y) the aggregate Exercise Price for such Warrant; provided, that if any portion of any consideration received by the holders of Common Stock in connection with such Change of Control is not cash, each registered holder of a Warrant at the time of such Change of Control shall have a right, in such registered holder’s sole discretion, to instead receive an amount of cash equal to the Fair Market Value of any such non-cash consideration to which a holder of a number of shares of Common Stock issuable upon exercise of such Warrant would otherwise be entitled; provided, that the Company and the Required Warrantholders shall agree on reasonable procedures including notification to the holders of Warrants of an anticipated Change of Control and of the election to receive cash, respectively. The Company shall not enter into or be party to any transaction or agreement which would effect a Change of Control unless the successor of the Company (if any), assumes in writing the obligations hereunder.

4.6       Expiration of Rights or Options.

Upon the expiration of any Common Stock Equivalents or any rights or options to subscribe for, purchase or convert or exchange Common Stock or Common Stock Equivalents in respect of the issuance, sale or grant of which adjustment was made pursuant to Section 4.3, without the exercise, subscription, purchase conversion or exchange thereof, the Exercise Price shall, upon such expiration, be readjusted and shall thereafter be such Exercise Price as would have been had such Exercise Price not been originally adjusted (or had the original adjustment not been required, as the case may be), as if:

(a)          the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights or options; and

(b)          such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, subscription, purchase, conversion or exchange plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights or options, whether or not exercised.

4.7       Rounding of Calculations; Minimum Adjustments.

All calculations under this Section 4 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 4 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of shares of Common Stock into which any Warrants are exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the earlier of (i) the time of any exercise of Warrants and (ii) the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

4.8       Timing of Issuance of Additional Common Stock Upon Certain Adjustments.

In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Warrants exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such holder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon written request of a holder shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

4.9       Miscellaneous.

(a)          Statement Regarding Adjustments. Whenever the Exercise Price or the number of shares of Common Stock into which any Warrants are exercisable shall be adjusted as provided in Section 4, the Company shall promptly file at the principal office of the Company referenced in Section 7.5 a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of shares of Common Stock into which such Warrants shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, or email to each holder of Warrants at the address or email address appearing in the Company’s records.

(b)          Notice of Adjustment Event. In the event that the Board of Directors shall approve the taking by the Company of any action of the type described in this Section 4 (but only if the action of the type described in this Section 4 would result in an adjustment in the Exercise Price or the number of shares of Common Stock into which Warrants are exercisable or a change in the type of securities or property to be delivered upon exercise of Warrants), the Company shall give notice to the holders of Warrants, in the manner set forth in Section 4.9(a), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is anticipated to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of any Warrants. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) business days prior to the date so fixed (or otherwise in accordance with the notice requirements of the Exchange on which the Common Stock is listed), and in case of all other action, such notice shall be given at least fifteen (15) business days prior to the taking of such proposed action; provided, however, that the failure to give such notice, or any defect therein, shall not affect the legality or validity of such event (but will, for the avoidance of doubt, constitute a breach of this Agreement). Without limiting the foregoing, to the extent notice of any of the foregoing actions or events is given to the holders of the Common Stock, such notice shall be provided to the holders of the Warrants on or before such notice to the holders of Common Stock (which such notice may be provided to all such holders by a press release in accordance with Exchange rules).

(c)           Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 4, the Company shall use reasonable best efforts to take any action which may be necessary, including obtaining regulatory, NYSE American, New York Stock Exchange, NASDAQ Stock Market or other applicable national securities exchange (an “Exchange”) or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the holders are entitled to receive upon exercise of this any Warrants pursuant to this Section 4.

(d)          Adjustment Rules. Any adjustments pursuant to this Section 4 shall be made successively whenever an event referred to herein shall occur. If more than one subsection of this Section 4 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 4 so as to result in duplication. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

5.            INTERPRETATION OF THIS AGREEMENT.

5.1       Certain Defined Terms.

For the purpose of this Agreement, the following terms shall have the meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” shall have the meaning ascribed to such term in Rule 405 of the Securities Act; provided, however, that the Purchaser shall not be deemed to be an “Affiliate” of the Company and no Person holding any one or more of the Warrants shall be deemed to be an “Affiliate” of the Company solely by virtue of the ownership thereof.

“Attribution Parties” means, collectively, the following Persons (which Persons will, together with the Purchaser, for the avoidance of doubt, collectively be subject to the Maximum Percentage): (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Purchaser’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Purchaser or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Purchaser or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Purchaser’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“business day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by Law to remain closed.

“Change of Control” means the occurrence of any of the following: (a) the sale, transfer or conveyance, in one or more related transactions, of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis; (b) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof, beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of Voting Interests (as defined in the Credit Agreement) of the Company (or other securities convertible at such time into such Voting Interests) representing 50% or more of the combined voting power of all Voting Interests of the Company; or (c) the adoption of any plan relating to the Company’s dissolution or liquidation.

“Common Stock Equivalents” means all options, derivatives, rights, warrants and convertible, exercisable or exchangeable securities or instruments (including, without limitation, awards or grants of such securities or instruments to directors, officers, employees or consultants of the Company or to other persons), in each case, that are convertible into, or exercisable or exchangeable for, or otherwise derive their value from, (a) shares of Common Stock or (b) other equity securities which grant any person voting powers or preferences or economic or political rights comparable to those associated with shares of Common Stock.

“Denomination” means, in the case of any Warrant Certificate, the number of shares of Common Stock issuable upon exercise of such Warrant Certificate.

“Exchange” shall have the meaning set forth in Section 4.9(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means, prior to any adjustment pursuant to Section 4 of this Agreement, the Initial Exercise Price; and thereafter, the Initial Exercise Price as successively adjusted and readjusted from time to time in accordance with the provisions of Section 4.

“Expiration Time” means 5:00 p.m., Eastern time, on the tenth (10th) year anniversary of the date hereof.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith and transmitted to the holders of Warrants by written notice. The Required Warrantholders may object in good faith in writing to the Board of Director’s calculation of Fair Market Value within ten (10) business days of receipt of such written notice thereof, setting forth the basis of such objection in reasonable detail. If the Required Warrantholders and the Board of Directors are unable to agree on Fair Market Value during the 10-business-day period following the delivery of the Required Warrantholders’ objection, then the Board of Directors shall, at the Company’s sole cost and expense, select and approve an appraiser of national recognition experienced in the business of evaluating or appraising the market value of securities or other property (which appraiser shall be subject to approval by the Required Warrantholders, which approval shall not be unreasonably withheld, conditioned or delayed). The Fair Market Value established by such appraiser shall be conclusive and binding on the parties.

“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

“Initial Exercise Price” means $6.50.

“Issue Date” means the date of this Agreement.

“Market Price” means (a) with respect to shares of Common Stock, on any given day, the volume-weighted average price per share of such Common Stock on the NYSE American stock exchange for the ten (10) trading days ending on the trading date immediately prior to such day, as reported by Bloomberg (the “VWAP”), or, if the VWAP is not available, the last reported sale price or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices, in either case on the NYSE American stock exchange, and (b) with respect to a particular security other than shares of Common Stock, on any given day, the last reported sale price or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices, in either case on the Exchange on which the applicable securities are listed or admitted to trading. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the Board of Directors; provided that the Required Warrantholders may object in good faith in writing to the Board of Director’s calculation of fair market value within ten (10) business days of receipt of written notice thereof, setting forth the basis of such objection in reasonable detail. If the Required Warrantholders and the Board of Directors are unable to agree on fair market value during the 10-business-day period following the delivery of the Required Warrantholders’ objection, then the Board of Directors shall, at the Company’s sole cost and expense, select and approve a nationally recognized independent investment banking corporation retained by the Company for valuation purposes (the “appraiser”), which appraiser shall be subject to approval by the Required Warrantholders, not to be unreasonably withheld, conditioned or delayed. The Market Price established by such appraiser shall be conclusive and binding on the parties. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the NYSE American stock exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Required Warrantholders” means, at any time, the holders of Warrants representing at least a majority of the Common Stock issuable upon exercise of the Warrants issued hereunder and not previously exercised (exclusive of any Warrants directly or indirectly held by the Company or any Affiliate of the Company).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or over-the-counter quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

“Transferee” means any registered transferee of all or any part of any one or more Warrant Certificates initially acquired by the Purchaser under this Agreement.

“Warrant” means a warrant to purchase shares of Common Stock issued pursuant to this Agreement.

“Warrant Certificate” means a certificate evidencing the Warrants in the form of Annex 1.

5.2       Section Heading and Table of Contents and Construction.

(a)          Section Headings and Table of Contents, etc. The titles of the Sections of this Agreement and any Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words “herein,” “hereof,” “hereunder” and “hereto” refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Annexes are, unless otherwise specified, references to Annexes attached to this Agreement.

(b)          Independent Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

5.3       Directly or Indirectly.

Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

5.4       Governing Law.

THIS AGREEMENT AND THE WARRANT CERTIFICATES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF TO THE EXTENT THAT ANY SUCH RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE DELAWARE GENERAL CORPORATION LAW SPECIFICALLY AND MANDATORILY APPLIES.

6.            ADDITIONAL RIGHTS OF REGISTERED HOLDERS OF WARRANTS.

6.1       Registration Rights.

Concurrently with the execution of this Agreement, the parties hereto are entering into that certain registration rights agreement (the “RRA”). Any Transferee shall execute a joinder to the RRA at the time of the applicable transfer.

6.2       Confidential Information.

Notwithstanding anything to the contrary contained in this Agreement, to the extent that any notice to be provided to registered holders of Warrants pursuant to this Agreement constitutes, or contains, material, non-public information regarding the Company and the Company would be required to disclose such information under Regulation FD of the SEC or other applicable Law, such notice shall instead be delivered only to registered holders of Warrants who are the Purchaser or Affiliates of the Purchaser or other holders that have elected to receive such information, in each case who are subject to a nondisclosure agreement consistent with the requirements of Regulation FD of the SEC.

7.            MISCELLANEOUS.

7.1       Expenses.

Issuance of certificates for shares of Common Stock to a holder upon the exercise of any Warrants shall be made without charge to such holder for any Tax or stamp duty in respect of the issuance of such certificates, all of which Taxes and stamp duties shall be paid by the Company (for the avoidance of doubt, specifically excluding the Taxes not payable by the Company pursuant to Section 3.3).

7.2       Amendment and Waiver.

This Agreement may be amended, and the observance of any term of this Agreement may be waived, with and only with the written consent of the Company and the Purchaser; provided, however, that (a) no amendment or waiver of the rights, preferences or privileges of the Warrants may be made without the prior written consent of the Required Warrantholders, and (b) no such amendment or waiver of any of the provisions of this Agreement pertaining to the Exercise Price or the number of shares or kind of Common Stock that may be purchased upon exercise of each Warrant and no such amendment accelerating the occurrence of the Expiration Time shall be effective as to a holder of Warrants unless consented to in writing by such holder.

7.3       Entire Agreement.

This Agreement and the Warrant Certificates, together with the RRA, the Credit Agreement and that certain Letter Agreement, dated as of the date hereof, between the Company and the Purchaser, embody the entire agreement and understanding among the Company and the Purchaser with respect to the Warrants, and supersede all prior agreements and understandings, relating to the subject matter hereof.

7.4        Successors and Assigns; Multiple Holders.

All covenants and other agreements in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto to the extent they become holders of Warrants (including, without limitation, any Transferee) whether so expressed or not. Notwithstanding the foregoing sentence, the Company may not assign any of its rights, duties or obligations hereunder or under the Warrant Certificates except pursuant to the terms of this Agreement without the prior written consent of the Required Warrantholders.

Each holder of a Warrant agrees that (i) no other holder of a Warrant will by virtue of this Warrant or exercise thereof be under any fiduciary or other duty to give or withhold any consent or approval under this Warrant or to take any other action or omit to take any action under this Warrant and (ii) each other holder of a Warrant may act or refrain from acting under this Warrant as such other holder may, in its discretion, elect.

7.5       Notices and Information.

All communications hereunder or under the Warrants shall be in writing and shall be delivered either by certified or registered mail, postage pre-paid, return receipt requested, email, facsimile or nationally recognized overnight courier, and shall be addressed to the following addresses:

(a)          if to the Purchaser, at its address set forth on Annex 2-A to this Agreement, or at such other address as such Purchaser shall have specified to the Company in writing;

(b)          if to any other holder of any Warrant Certificate, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Warrant Certificate that shall have so specified an address to the Company; and

(c)          if to the Company, at the address set forth on Annex 2-B to this Agreement, or at such other address as the Company shall have specified to each holder of Warrants in writing.

Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) by (i) a nationally recognized overnight delivery service which provides proof of delivery or three (3) Business Days after the date on which postmarked if sent by registered or certified mail or (ii) upon receipt by the recipient’s facsimile system or email server ((A) if received before the opening of business on a Business Day or received during business hours on a Business Day, receipt shall be deemed to have occurred on such date and (B) if received after the close of business hours or on any day that is not a Business Day, receipt shall be deemed to have occurred on the next succeeding Business Day) if directed to the facsimile number or email address provided in the notice section hereof, as the case may be. Any communication not so addressed and delivered shall be ineffective unless actually received by the intended addressee as provided above. Notwithstanding the foregoing provisions of this Section 7.5, service of process in any suit, action or proceeding arising out of or relating to this Agreement or any document, agreement or transaction contemplated hereby shall be delivered in the manner provided in Section 7.8(c).

7.6       Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.7       Execution in Counterparts.

This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

7.8       Waiver of Jury Trial; Consent to Jurisdiction, Etc.

(a)          Waiver of Jury Trial. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE WARRANTS OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

(b)          Consent to Jurisdiction. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE WARRANTS, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY (WHETHER IN TORT, CONTRACT OR OTHERWISE) OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT, THE WARRANTS OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY SHALL BE BROUGHT BY SUCH PARTY IN ANY NEW YORK STATE COURT OR FEDERAL DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)          Service of Process. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE WARRANTS OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER, UNDER THE WARRANTS OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

COMPANY:

TRINITY PLACE HOLDINGS INC.

By:	/s/ Steven Kahn
Name: Steven Kahn
Title: Chief Financial Officer

PURCHASER:

TPHS Lender LLC

By:	Midtown Acquisitions GP LLC, its Manager

By:	/s/ Joshua D. Morris
Name: Joshua D. Morris
Title: Manager

[Signature Page to Warrant Agreement]

ANNEX 1

[FORM OF WARRANT CERTIFICATE]

THE SECURITIES REPRESENTED HEREBY, AND THE SECURITIES ISSUABLE HEREBY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE COMPANY, IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN WARRANT AGREEMENT, DATED AS OF DECEMBER 19, 2019, THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE. A COPY OF SUCH AGREEMENT IS AVAILABLE FROM THE COMPANY UPON REQUEST.

WARRANT CERTIFICATE

Trinity Place Holdings Inc.

Date: ______________, 2019

This Warrant Certificate certifies that ____________________________, or its registered assigns, is the registered holder of Warrants entitling the owner thereof to purchase at any time on or after the date hereof and on or prior to the Expiration Time, ______________ fully paid and nonassessable shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Trinity Place Holdings Inc., a Delaware corporation (together with its successors and assigns, the “Company”), at a purchase price (subject to adjustment as provided in the Warrant Agreement (as defined below), the “Exercise Price”) of $6.50 per share of Common Stock upon presentation and surrender of this Warrant Certificate to the Company with a duly executed election to purchase and payment of the Exercise Price (including by withholding of shares of Common Stock), all in the manner set forth in the Warrant Agreement (as defined below). The Denomination of each Warrant and the Exercise Price are the Denomination and the Exercise Price as of the date hereof, and are subject to adjustment as referred to below.

The Warrants are issued pursuant to a Warrant Agreement (as it may from time to time be amended or supplemented, the “Warrant Agreement”), dated as of December 19, 2019, among the Company and TPHS Lender LLC, and are subject to all of the terms, provisions and conditions thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, obligations, duties and immunities of the Company and the holders of the Warrant Certificates. Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Warrant Agreement. In the event of any conflict between this Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall control and govern.

As provided in the Warrant Agreement, the Exercise Price and the Denomination evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment. Except as otherwise set forth in, and subject to, the Warrant Agreement, the Expiration Time of this Warrant Certificate is as set forth in the Warrant Agreement.

Subject to the limitations set forth in the Warrant Agreement, this Warrant Certificate shall be exercisable, at the election of the holder, at any time on or after the date hereof and on or prior to the Expiration Time either as an entirety or in part from time to time. If this Warrant Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the Denomination not exercised. This Warrant Certificate, with or without other Warrant Certificates, upon surrender in the manner set forth in the Warrant Agreement and subject to the conditions set forth in the Warrant Agreement, may be transferred or exchanged for another Warrant Certificate or Warrant Certificates of like tenor evidencing Warrants entitling the holder to a like Denomination as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase.

No holder of this Warrant Certificate shall be entitled to vote or receive distributions or be deemed for any purpose the holder of shares of Common Stock or of any other Securities of the Company that may at any time be issued upon the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a holder of a share of Common Stock in the Company or any right to vote upon any matter submitted to holders of shares of Common Stock at any meeting thereof, or to give or withhold consent to any corporate action of the Company (whether upon any recapitalization, issuance of stock, reclassification of Securities, change of par value, consolidation, merger, conveyance, or otherwise), or to receive dividends or subscription rights, or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

In the event of any inconsistency between this warrant Certificate and the Warrant agreement, the terms of the Warrant Agreement shall govern.

THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE COMPANY AND THE HOLDER HEREOF SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF TO THE EXTENT THAT ANY SUCH RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE DELAWARE GENERAL CORPORATION LAW SPECIFICALLY AND MANDATORILY APPLIES.

WITNESS the signature of a proper officer of the Company as of the date first above written.

TRINITY PLACE HOLDINGS INC.

By:
Name:
Title:

[FORM OF ASSIGNMENT]

(To be executed by the registered holder if

such holder desires to transfer the Warrant Certificate)

FOR VALUE RECEIVED, ________________________ hereby sells, assigns and transfers unto

(Please print name and address of transferee.)

the accompanying Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint:

attorney, to transfer the accompanying Warrant Certificate on the books of the Company with full power of substitution.

Dated:                                    , 20   .

[HOLDER]

By:
Name:
Title:

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

[FORM OF ELECTION TO PURCHASE]

(To be executed by the registered holder if

such holder desires to exercise the Warrant Certificate)

To: Trinity Place Holdings Inc.

The undersigned hereby irrevocably elects to exercise _____________________ Denomination of Warrants represented by the accompanying Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for such shares be issued in the name of:

(Please print name and address.)

_____________________________________________________________________________________________ (Please insert social security or other identifying number.)

If such Denomination of Warrants shall not be all the Warrants evidenced by the accompanying Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of the undersigned holder and delivered to:

(Please print name and address.)

_____________________________________________________________________________________________ (Please insert social security or other identifying number.)

The undersigned is paying the Exercise Price for the Common Stock to be issued on exercise of the foregoing Warrants, unless payment of such Exercise Price has been waived by the Company, by

☐ certified or bank check by wire transfer, or

☐ withholding of shares of Common Stock into which the Warrants are being exercised.

Dated:                                    , 20     .

[HOLDER]

By:
Name:
Title:

NOTICE

The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

ANNEX 2-A

Address for Purchaser for Notices

TPHS Lender LLC

520 Madison Avenue, 30th Floor

New York, New York 10022

With a copy (which shall not constitute notice) to:

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

Attention: Lindsay Flora & Adam Rosenthal

Email: Lindsay.Flora@dechert.com & Adam.Rosenthal@dechert.com

ANNEX 2-B

Address of Company for Notices

Trinity Place Holdings Inc.

340 Madison Avenue

New York, New York 10173
Attention: Chief Executive Officer and Chief Financial Officer

Facsimile: 212-235-2199

With a copy (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: John Bessonette

Facsimile: 212-715-8000

Email: jbessonette@kramerlevin.com